Exhibit 5.1

May 16, 2023

Digital Ally, Inc.

14001 Marshall Drive

Lenexa, KS 66215

Ladies and Gentlemen:

We have acted as special counsel to Digital Ally, Inc., a Nevada corporation formerly known as DGLY Subsidiary Inc. (the “Registrant”), in connection with its filing of (i) Post-Effective Amendment No. 1 (the “No.1 Amendment”) to the following Registration Statements on Form S-8 (Registration No. 333-180393, Registration No. 333-190117, Registration No. 333-199095, Registration No. 333-202943, Registration No. 333-205136, Registration No. 333-211534, Registration No. 333-220086, Registration No. 333-226940, Registration No. 333-231810, and Registration No. 333-250124), and (ii) Post-Effective Amendment No. 2 (the “No.2 Amendment” and together with the No.1 Amendment, the “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-146874), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Company’s adoption of the aforementioned Registration Statements on Form S-8 previously filed by Digital Ally, Inc., a Delaware corporation (the “Predecessor Registrant”), with the SEC (the “Original Registration Statements” and, after giving effect to the Amendment, the “Registration Statements”). In accordance with paragraph (d) of Rule 414 under the Securities Act, the Amendment is being filed by the Registrant, as the successor registrant to the Predecessor Registrant, expressly to adopt the Original Registration Statements as its own Registration Statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The Registrant is the successor to the Predecessor Registrant as a result of the merger (the “Merger”) of the Predecessor Registrant with and into the Registrant, then a wholly-owned subsidiary of the Predecessor Registrant established for such purpose, with the Registrant being the surviving corporation in the Merger, on August 23, 2022, pursuant to that certain Agreement and Plan of Merger, dated as of August 23, 2022, between the Predecessor Registrant and the Registrant (the “Merger Agreement”). The Merger was consummated by the filing of the articles of merger with the Secretary of State of the State of Nevada (the “Articles of Merger”) on August 23, 2022, the effective time of the Merger (the “Effective Time”).

At the Effective Time, pursuant to the Merger Agreement, (i) each outstanding share of Predecessor Registrant’s common stock, par value $0.001 per share (the “Predecessor Common Stock”) automatically converted into one share of common stock, par value $0.001 per share, of the Registrant (“Registrant Common Stock”), (ii) shares of Predecessor Common Stock remaining available for awards under any equity incentive plans of the Predecessor Registrant were automatically adjusted into an identical number of shares of Registrant Common Stock, and (iii) all awards previously granted under any equity incentive plans of the Predecessor Registrant that were outstanding as of the Effective Time were automatically adjusted into awards for the identical number of shares of Registrant Common Stock and otherwise without any change to the form, terms or conditions of the awards.

For the purposes of this opinion, unless the context otherwise requires, (i) references to the “Company” mean the Predecessor Registrant and its subsidiaries with respect to the period prior to the Effective Time and the Registrant and its subsidiaries with respect to the period on and after the Effective Time; and (ii) references to “Common Stock” mean (A) as of any period prior to the Effective Time, the Predecessor Common Stock, and (B) as of any period at and after the Effective Time, the Predecessor Common Stock.

The Registration Statements relate to the registration under the Securities Act of (i) up to an aggregate of 2,500,000 shares (“2005 Plan Shares”) of Common Stock, issuable or issued pursuant to the Company’s 2005 Stock Option and Restricted Stock Plan (the “2005 Plan”), (ii) up to an aggregate of 1,500,000 shares (“2006 Plan Shares”) of Common Stock, issuable or issued pursuant to the Company’s 2006 Stock Option and Restricted Stock Plan (the “2006 Plan”), (iii) up to an aggregate of 1,500,000 shares (“2007 Plan Shares”) of Common Stock, issuable or issued pursuant to the Company’s 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”), (iv) up to an aggregate of 500,000 shares (“2011 Plan Shares”) of Common Stock, issuable or issued pursuant to the Company’s 2011 Stock Option and Restricted Stock Plan (the “2011 Plan”), (v) up to an aggregate of 500,000 shares (“2011 Plan Shares”) of Common Stock, issuable or issued pursuant to the Company’s 2011 Stock Option and Restricted Stock Plan (the “2011 Plan”), (vi) up to an aggregate of 300,000 shares (“2013 Plan Shares”) of Common Stock, issuable or issued pursuant to the Company’s Amended and Restated 2013 Stock Option and Restricted Stock Plan (the “2013 Plan”), (vii) up to an aggregate of 1,250,000 shares (“2015 Plan Shares”) of Common Stock, issuable or issued pursuant to the Company’s Amended and Restated 2015 Stock Option and Restricted Stock Plan (the “2015 Plan”), (viii) up to an aggregate of 1,750,000 shares (“2018 Plan Shares”) of Common Stock, issuable or issued pursuant to the Company’s Amended and Restated 2018 Stock Option and Restricted Stock Plan (the “2018 Plan”), and (ix) up to an aggregate of 1,500,000 shares (“2020 Plan Shares” and collectively with the 2005 Plan Shares, the 2006 Plan Shares, the 2007 Plan Shares, the 2011 Plan Shares, the 2013 Plan Shares, the 2015 Plan Shares and the 2018 Plan Shares, the “Shares”) of Common Stock, issuable or issued pursuant to the Company’s 2020 Stock Option and Restricted Stock Plan (the “2020 Plan”, and collectively with the 2005 Plan, the 2006 Plan, the 2007 Plan, the 2011 Plan, the 2013 Plan the 2015 Plan and the 2018 Plan, the “Plans”).

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the following: (i) the Registration Statements, including the exhibits filed therewith, (ii) the minutes of meetings and resolutions of the board of directors of the Company as provided to us by the Company, (iii) the Merger Agreement, (iv) the Articles of Incorporation and Bylaws of the Company, each as amended and/or restated to date, (v) the Articles of Merger, and (vi) such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

For purposes of our opinion, we have also examined an official compilation of “Title 7 – Business Associations; Securities; Commodities, Chapter – 78 – Private Corporations” of the Nevada Revised Statutes (the “NRS”). Such examination was limited to the provisions of such statute only, and did not include any annotations or commentary related thereto.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives. We also have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and Chapter 78 of the NRS, subject to the aforementioned examination of the provisions of such statute. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and Chapter 78 of the NRS, subject to the aforementioned examination of the provisions of such statute. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company, and when granted and delivered by the Company to Plans participants pursuant to the terms of the respective Plans and the underlying award agreements executed pursuant to the respective Plans in the manner contemplated by the Registration Statements, will be validly issued, fully paid and non-assessable.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Amendment and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the each Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP